UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 27, 2006
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2006, the Board of Directors elected Michael E. Reed as a Director, effective June 27, 2006, who shall hold office until the next annual election of directors and until his successor is duly elected and qualified. Martin G. Klein, Chairman, introduced Mr. Reed as a potential candidate to the Registrant. Mr. Reed is the current Chief Executive Officer and President of the Company. After performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors decided to elect Mr. Reed to the Board of Directors.

There are no family relationships between Mr. Reed and any of the other executive officers or directors of the Registrant. During the past two years, the Registrant has not been a party to any transactions, or proposed transactions, that Mr. Reed has, or had, a material interest.

The Company previously entered into an employment agreement and confidentiality and unfair competition agreement, each dated April 28, 2005, and effective May 2, 2005, with Mr. Reed in connection with his appointment as Chief Executive Officer and President of the Company. Information regarding Mr. Reed’s employment agreement and confidentiality and unfair competition agreement is contained in a Form 8-K the Company filed on April 28, 2005 under the heading “Appointment of a Principal Officer” and was updated in a Form 8-K the Company filed on May 31, 2006 under the heading “Departure of Directors or Principal Officers; Election of Directors; Appointment of a Principal Officer.” These portions of the Forms 8-K are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

10.1	Employment Agreement between the Company and Michael Reed. (incorporated by reference to Form 8-K filed on April 28, 2005)

10.2	Employee Confidentiality and Unfair Competition Agreement. (incorporated by reference to Form 8-K filed on April 28, 2005)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

	By:	/s/ Audra J. Mace

Name: Audra J. Mace
Title: Secretary
Dated: June 30, 2006